Certifications of Chief Executive Officer and Co-Chief Financial Officers of
         Comcast Cable Communications, Inc. pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code


      Brian L. Roberts, Chief Executive Officer, Lawrence S. Smith, Co-Chief Financial Officer and John R. Alchin, Co-Chief Financial Officer, of Comcast Cable Communications, Inc. each certifies that, to the best of his knowledge:

      1. the Comcast Cable Communications, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Comcast Cable Communications, Inc.


                                            /s/ Brian L. Roberts
                                            ------------------------------------
                                            Name: Brian L. Roberts
                                            Chief Executive Officer


                                            /s/ Lawrence S. Smith
                                            ------------------------------------
                                            Name:  Lawrence S. Smith
                                            Co-Chief Financial Officer


                                            /s/ John R. Alchin
                                            ------------------------------------
                                            Name:  John R. Alchin
                                            Co-Chief Financial Officer